SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported): 4/26/01


                             EQUIVEST FINANCE, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                        333-29015                 59-2346270
 (State or other                    (Commission             (I.R.S. Employer
   jurisdiction                     File Number)            Identification No.)
 of incorporation)

                              100 NORTHFIELD STREET
                          GREENWICH, CONNECTICUT 06830
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (203) 618-0065


                      INFORMATION TO BE INCLUDED IN REPORT

Item 1.    Changes in Control of Registrant

                     Not Applicable.

Item 2.    Acquisition or Disposition of Assets

                     Not Applicable.

Item 3.    Bankruptcy or Receivership

                     Not Applicable.


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Item 4.    Changes in Registrant's Certifying Accountant

                     Not Applicable.

Item 5.    Other Events

           PRESS RELEASE

                           Equivest Finance Announces
                               Three New Directors


     Greenwich, Connecticut (Business Wire), April 26, 2001. Equivest Finance, Inc. (NASDAQSC:EQUI) announced today three new members who are joining its board of directors.

     Jeff Cunningham is Senior Managing Director of Schroder Partners, a venture capital arm of Schroders plc, investing in early stage technology and services. He chairs the firm's Investment Committee and has made investments in a wide range of eBusiness and infrastructure technologies focused on process automation, intelligent infrastructure, market data and distribution platforms. Prior to joining Schroder Partners, during the period 1998 - 2000 Mr. Cunningham was President of Internet Media for CMGI, an Internet operating company; he also held positions as President and CEO of two CMGI portfolio companies, MyWay and Zip2. During his tenure at CMGI he brought the media group's valuation to $750 million from $25 million and was responsible for the merger of MyWay with BellSouth's consumer and small business portal and for the acquisition of Zip2 from Compaq Computer.

     Prior to CMGI, Mr. Cunningham was Publisher of Forbes, Inc. from 1980 - 1998. In this role he managed the business units of the privately held media conglomerate including its flagship magazine, Forbes. He also managed other units such as ASAP, FYI, Forbes Global, Forbes Conference and joint ventures such as the Gilder/Forbes Technology conference. During his tenure as Publisher, Forbes Magazine's sales volume led the US magazine industry. Mr. Cunningham serves on the public boards of Genuity, Countrywide Mortgage and PTEK Holdings. Mr. Cunningham was elected to the board on April 24, 2001 and has invested in newly issued restricted common shares of the Company.


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     Steve J. Quamme is the  founding  Managing  Director of  Milestone  Capital
     Partners LP ("Milestone"), a private equity firm, and is also Managing Director of Milestone Merchant Partners, LLC, a Washington, D.C. - based merchant bank. Mr. Quamme has led private equity investments in numerous sectors including specialty retail, oil and gas, restaurants, e-commerce and manufacturing, including investments in Blockbuster Entertainment, among others. He has also served since 1993 as a partner in International Equity Partners, LP, a private equity and project development firm focused on emerging markets. Mr. Quamme was also elected to the board on April 24, 2001, and has agreed to invest in newly issued restricted common shares of the Company.

     The Honorable J. Carter Beese, Jr. is President of Riggs Capital Partners, a venture capital fund affiliated with Riggs National Corporation, which owns Riggs National Bank of Washington, D.C. Prior to becoming President of Riggs Capital Partners, Mr. Beese was Vice Chairman of the Global Banking Group at Bankers Trust. Prior to the merger between Bankers Trust and Alex. Brown, Mr. Beese served as Chairman of Alex. Brown International. Mr. Beese originally joined Alex. Brown & Co., Inc. in 1978, and became a partner of that firm in 1987. President George Bush appointed Mr. Beese as a director of the Overseas Private Investment Corporation in 1990, and as a Commissioner of the U.S. Securities and Exchange Commission ("SEC") in 1992. Mr. Beese currently serves as a director of Riggs National Corporation, Aether Systems, Inc., Sila Communications Limited and chinadotcom. Mr. Beese formerly served on the board of Renaissance Hotels of Hong Kong. Mr. Beese will join the board on June 4, 2001 upon election at the Company's Annual Meeting.

     Following the Company's annual meeting all members of the Company's audit and compensation committees will be independent, outside directors, and Messrs. Cunningham, Quamme and Beese will join incumbent directors Olof Nelson, President of Bankers Trust Company Connecticut Ltd., R. Perry
     Harris, Executive Vice President of the Company and Richard C. Breeden, Chairman, President and CEO of the Company.


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

     Richard C. Breeden, Chairman,  President and CEO of the Company, commented:
     "We are delighted to have Jeff, Steve and Carter agree to join our board of directors. All three bring many years of venture capital investing experience to our company, along with expertise in marketing, communications and technology. As our business continues to expand, their market relationships and expertise will be an enormously valuable resource for our management group."

     Equivest is an integrated developer and operator of vacation ownership resort properties headquartered in Greenwich, Connecticut. It owns or operates 29 resorts with more than 2,200 condominium - style units located principally on the east and gulf coasts of the United States, as well as the U.S. Virgin Islands. The Company also operates a specialty finance company providing financing for consumer purchases of vacation intervals in its own resorts and those of independent developers. Equivest has more than 80,000 owners of vacation intervals in its resorts.

     The Company believes that it is among the ten largest vacation ownership companies in the United States with annual revenues in 2000 of more than $158 million.

     For Information Contact:

     Gerald L. Klaben, Jr. or Linda S. Hudson (203) 618-0065

     Certain statements in this press release are forward-looking. They may be identified by the use of forward-looking words or phrases such as "believe," "expect", "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements are based on the Company's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of the Company's businesses include a downturn in the real estate cycle, lack of available qualified prospects to tour the Company's resorts, competition from other developers, lack of appropriate sites for future developments, failure to


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     complete  construction  in a timely  and  cost-efficient  manner,  or other factors which result in lower sales of vacation ownership interests, possible financial difficulties of one or more of the developers with whom the Company does business, including the risk of carrying non-performing assets or losses if defaulted loans prove to have insufficient collateral backing, fluctuations in interest rates, prepayments by consumers or indebtedness, inability of developers to honor replacement obligations for defaulted consumer notes, and competition from organizations with greater financial resources.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          EQUIVEST FINANCE, INC.


Date: April 30, 2001                By:    /s/ Gerald L. Klaben, Jr.
                                          -------------------------------
                                          Name:Gerald L. Klaben, Jr.
                                          Title:   CFO & Senior Vice President




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